Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Richard W. Johns

Executive Vice President

General Counsel

(949) 242-5505

and

Howard K. Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5334

ALLIANCE HEALTHCARE SERVICES, INC. ANNOUNCES NOTIFICATION FROM NYSE

NEWPORT BEACH, CA – July 5, 2012 – Alliance HealthCare Services, Inc. (NYSE:AIQ), announced today that, on July 3, 2012, the New York Stock Exchange (NYSE) provided notice to the Company that it was below compliance with the NYSE’s price criteria standard for common stock because the average closing price per share of the Company’s common stock was less than $1.00 per share over a consecutive 30-trading-day period.

Under the NYSE’s rules, in order to cure the deficiency for this continued listing standard, both the Company’s share price and the average share price (over a consecutive 30-trading-day period) must exceed $1.00 within six months following receipt of the non-compliance notice. The Company’s shares will continue to be listed and traded on the NYSE during this period, subject to the Company’s continued compliance with the NYSE’s other listing requirements.

As required by the NYSE rules, the Company will notify the NYSE within 10 business days of receipt of the non-compliance notice, of its intent to cure the price deficiency and return to compliance with this continued listing standard.

As previously announced, the Company is also currently below compliance with the NYSE’s requirement that the Company maintain a minimum average global market capitalization of not less the $75 million and the NYSE’s requirement that the Company have at least three independent directors serving on its Audit Committee. The Company intends to regain compliance with all NYSE listing standards within the applicable time periods required by the NYSE.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services based upon annual revenue and number of systems deployed. Alliance focuses on MRI, PET/CT and CT through its Imaging division and radiation therapy through its Oncology division. With more than 1,900 team members committed to providing exceptional patient care and exceeding customer expectations, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 46 states. Alliance operates 529 diagnostic imaging and radiation therapy systems. The Company is the nation’s largest provider of advanced diagnostic mobile imaging services and one of the leading operators of fixed-site imaging centers, with 130 locations across the country. Alliance also operates 37 radiation therapy centers, including 18 dedicated stereotactic radiosurgery facilities, many of which are operated in conjunction with local community hospital partners, providing treatment and care for cancer patients. With 18 stereotactic radiosurgery facilities in operation, Alliance is among the leading providers of stereotactic radiosurgery nationwide.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including the Company’s plan to notify the NYSE of its intention to cure the price deficiency and the Company’s intent and ability to regain compliance with the NYSE’s listing standards within applicable time periods. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

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